                                  SCHEDULE 14A
                    Information Required in Proxy Statement
                             (Section 240.14a-101)
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                            (   )
Filed by a Party other than the Registrant         ( X )
Check the appropriate box:
           (   )  Preliminary Proxy Statement
           ( X )  Definitive Proxy Statement
           (   )  Definitive Additional Materials
           (   )  Soliciting Material Pursuant to Sections 240.14a-11(c) or
                  240.14a-12

                       ESTERLINE TECHNOLOGIES CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              Robert W. Stevenson
                     Executive Vice President and Secretary
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

           ( X )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                  14a-6(j)(2).
           (   )  $500 per each party to the controversy pursuant to Exchange
                  Act Rule 14a-6(i)(3).
           (   )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                  and 0-11.

                 1) Title of each class of securities to which transaction applies:

                      not applicable
                      ---------------------------------------------------------
                 2) Aggregate number of securities to which transaction applies:

                      not applicable
                      ---------------------------------------------------------
                 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                      not applicable
                      ---------------------------------------------------------
                 4)   Proposed maximum aggregate value of transaction:

                      not applicable
                      ---------------------------------------------------------

           (   )  Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11 (a)(2) and identify the filing for which for which the offsetting fee was paid previously.
                  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)    Amount Previously Paid:
                                              ---------------------------------
                 2)    Form, Schedule or Registration Statement No.:
                                                                    -----------
                 3)    Filing Party:
                                    -------------------------------------------
                 4)    Date Filed:
                                  ---------------------------------------------

                       ESTERLINE TECHNOLOGIES CORPORATION

                              10800 NE 8TH STREET
                           BELLEVUE, WASHINGTON 98004

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 30, 1994
                            ------------------------

NOTICE IS HEREBY GIVEN that the 1994 ESTERLINE TECHNOLOGIES CORPORATION annual meeting of shareholders will be held on Wednesday, March 30, 1994, at 10:00 a.m., at the Bellevue Hilton Hotel, 100 112th Avenue NE, Bellevue, Washington for the following purposes:

          (1) to elect four directors;

          (2) to ratify the selection of independent auditors; and

          (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 2, 1994, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT EITHER IN PERSON OR BY PROXY FOR THE MEETING TO BE HELD. If you attend the meeting and vote your shares personally, any previous proxies will be revoked.

By order of the Board of Directors

[FACSIMILE SIGNATURE]

ROBERT W. STEVENSON
Executive Vice President and Secretary

February 3, 1994

                                PROXY STATEMENT

This proxy statement, which is first being mailed to shareholders on or about February 10, 1994, has been prepared in connection with the solicitation by the Board of Directors of Esterline Technologies Corporation (the "Company") of proxies in the accompanying form to be voted at the 1994 annual meeting of shareholders of the Company to be held on March 30, 1994, and at any adjournment thereof. The Company's principal executive office is at 10800 NE 8th Street, Bellevue, Washington 98004.

Any proxy given pursuant to the solicitation may be revoked at any time prior to being voted. A proxy may be revoked by the record holder or other person entitled to vote (a) by attendance in person at the meeting and voting the shares, (b) by executing another proxy dated as of a later date, or (c) by written notification to the Secretary of the Company, at its address set forth on the notice of the meeting, if received prior to the meeting date. All shares represented by valid proxies will be voted at the meeting. Proxies will be voted in accordance with the specification made therein or, in the absence of specification, in accordance with the provisions of the proxy.

The Board of Directors has fixed the close of business on February 2, 1994, as the record date for determination of holders of common stock of the Company (the "Common Stock") entitled to notice of and to vote at the meeting. At the close of business on that date there were outstanding and entitled to vote 6,512,641 shares of Common Stock, which are entitled to one vote per share. The presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business at the meeting. The Common Stock is listed for trading on the New York Stock Exchange.

                             ELECTION OF DIRECTORS

Four directors are to be elected at the 1994 annual meeting of shareholders, three to serve three-year terms expiring at the 1997 annual meeting and one to serve a one-year term expiring at the 1995 annual meeting, or until their successors are elected and qualified.

Directors of the Company are normally elected for three-year terms which are staggered such that one-third of the directors are elected each year. The current directors whose terms expire at the 1994 annual meeting are Gilbert W. Anderson, Wendell P. Hurlbut and Malcolm T. Stamper. All have been nominated for reelection to serve for terms expiring at the 1997 annual meeting. In addition, Edward H. Cooley, whose term expires at the 1995 annual meeting, is retiring at the 1994 annual meeting in accordance with the Company's current policy on retirement age for directors. In anticipation of Mr. Cooley's retirement, the Board of Directors was temporarily expanded from nine to ten members at the September 15, 1993 meeting with the appointment of Paul G. Schloemer to a term expiring at the 1994 annual meeting. Mr. Schloemer has been nominated for shareholder election to a one-year term expiring at the 1995 annual meeting.

Information as to each nominee and each director whose term will continue after the 1994 annual meeting is provided below. The four nominees who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected directors. In the election of directors, any action other than a vote for the nominee will have the practical effect of voting against the nominee. Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares represented by properly executed proxies for the four nominees named below. Management knows of no reason why any of the nominees will be unable or refuse to serve. If any nominee becomes unavailable to serve, it is intended that the persons named as proxies will vote for the election of such other persons, if any, as management may recommend.

                                                                          TERM TO EXPIRE
                                     PRINCIPAL OCCUPATION AND OTHER        AT THE ANNUAL    DIRECTOR
         NAME AND AGE                        DIRECTORSHIPS                  MEETING IN       SINCE
- ------------------------------  ----------------------------------------  ---------------   --------
NOMINEES:
Gilbert W. Anderson, 65.......  Retired President and Chief Executive           1997          1991
                                Officer, Physio-Control Corporation
                                (medical equipment manufacturer), having
                                held such position from 1986 to 1991;
                                director, Key Bank of Washington.
Wendell P. Hurlbut, 62........  Chairman, President and Chief Executive         1997          1989
                                Officer of the Company since January
                                1993; President and Chief Executive
                                Officer of the Company from February
                                1989 to December 1992; President and
                                Chief Operating Officer of the Company
                                from May 1988 to February 1989.
Paul G. Schloemer, 65.........  Retired President and Chief Executive           1995          1993
                                Officer, Parker Hannifin Corporation
                                (manufacturer of motion control
                                products), having held such position
                                from 1984 to 1993; director, Society
                                Corporation, AMP Inc. and Rubbermaid.
Malcolm T. Stamper, 68........  Retired President and Vice Chairman, The        1997          1991
                                Boeing Company, having held such
                                position from 1985 to 1990; director,
                                Chrysler Corporation, The Travelers
                                Corporation and Nordstrom, Inc.
CONTINUING DIRECTORS:
John F. Clearman, 56..........  Retired President and Chief Executive           1995          1989
                                Officer, NC Machinery Co. (heavy
                                machinery distributor), having held such
                                position from 1986 to December 1993;
                                director, Metropolitan Bancorp.
Edwin I. Colodny, 67..........  Retired Chairman, USAir Group, Inc.,            1995          1992
                                having held such position from June 1990
                                to July 1992; of Counsel, Paul,
                                Hastings, Janofsky and Walker; prior
                                thereto for more than five years,
                                President and Chief Executive Officer,
                                USAir Group, Inc.; director, USAir
                                Group, Inc., Martin Marietta Corporation
                                and COMSAT.
E. John Finn, 62..............  Chairman and Partner, Dorr-Oliver               1996          1989
                                Incorporated (fluid/particle treatment
                                equipment manufacturer) since April
                                1988; director, Bay Mills, Ltd.,
                                Advanced Refractory Technologies and
                                Flakt, Inc.
Robert F. Goldhammer, 62......  Partner, Concord International                  1996          1974
                                Investments Group L.P. since 1991;
                                Partner, Rohammer Corporation (private
                                investment company) from 1989 to 1991;
                                Managing Director, Kidder, Peabody
                                Group, Inc. (investment banking firm)
                                from May 1987 to January 1989; director
                                of EG&G, Inc. and Imclone Systems, Inc.
Jerome J. Meyer, 55...........  Chairman and Chief Executive Officer,           1996          1992
                                Tektronix, Inc. (electronic equipment
                                manufacturer) since November 1990;
                                President, Industrial Group of
                                Honeywell, Inc. from June 1988 to
                                November 1990.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 2, 1994, the only persons known to the Company to be beneficial owners of more than 5% of its outstanding shares of Common Stock were as follows:

              NAME AND ADDRESS OF BENEFICIAL OWNER        NUMBER OF SHARES   PERCENT OF CLASS
        ------------------------------------------------  ----------------   ----------------
        Dimensional Fund Advisors Inc...................       449,900(1)           6.9%
        1299 Ocean Avenue, 11th Floor
        Santa Monica, CA 90401
        Merrill Lynch Investment Management, Inc........       350,600(2)           5.4%
        d/b/a Merrill Lynch Asset Management
        P.O. Box 9011
        Princeton, NJ 08540

- ---------------

(1) The holding shown is based on a Schedule 13G filed with the SEC on or about February 10, 1993 by Dimensional Fund Advisors Inc. a registered investment advisor that disclaims beneficial ownership of these shares.

(2) The holding shown is based on a Schedule 13G jointly filed with the SEC on or about February 4, 1993 by Merrill Lynch Investment Management, Inc., d/b/a Merrill Lynch Asset Management (MLAM), a registered investment advisor, Fund Asset Management, Inc., a subsidiary of MLAM and a registered investment advisor, and Merrill Lynch Phoenix Fund, Inc., a registered investment company.

As of February 2, 1994, the amount and nature of beneficial ownership of shares of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table, and all directors, nominees and executive officers as a group was as follows:

                  NAME OF BENEFICIAL OWNER(1)             NUMBER OF SHARES   PERCENT OF CLASS
        ------------------------------------------------  ----------------   ----------------
        Gilbert W. Anderson.............................         3,122                *
        John F. Clearman................................         5,000                *
        Edward H. Cooley................................            --                *
        Edwin I. Colodny................................         2,000                *
        Robert W. Cremin................................        78,000(2)           1.2%
        E. John Finn....................................        18,000                *
        Robert F. Goldhammer............................         8,750                *
        Wendell P. Hurlbut..............................       226,821(2)           3.5%
        Stephen R. Larson...............................        47,500(2)             *
        Jerome J. Meyer.................................         1,000                *
        Paul G. Schloemer...............................           500                *
        Malcolm T. Stamper..............................         1,000                *
        Robert W. Stevenson.............................       125,362(2)           1.9%
        Lee Zuker.......................................        64,200(2)             *
        Directors, nominees and executive officers
          as a group (18 persons).......................       656,205(2)          10.1%

- ---------------

* None or less than 1%.

(1) Each person (or spouse, where applicable) has sole voting and investment power.

(2) Includes options for shares granted under the Company's stock option plan which are exercisable currently or within 60 days of the date of this proxy statement as follows: Mr. Cremin, 75,000 shares; Mr. Hurlbut, 187,500 shares; Mr. Larson, 47,500 shares; Mr. Stevenson, 115,000 shares; Mr. Zuker, 62,500 shares; and directors, nominees and executive officers as a group, 551,250 shares.

                       OTHER INFORMATION AS TO DIRECTORS

Each director who is not an employee of the Company receives an annual retainer fee of $20,000 for services on the Board and all committees thereof; a fee of $1,000 for each special meeting attended; and a fee of $200 for each telephonic meeting in which they participate. In addition, committee chairmen who are not employees of the Company also receive an annual fee of $5,000. There were four meetings of the Board of Directors during fiscal 1993.

     Committees of the Board of Directors are as follows:

     The Audit Committee, currently consisting of Messrs. Clearman (Chairman), Anderson, Colodny, Meyer and Schloemer, recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements and reviews the fees charged for audits and for any non-audit assignments. This Committee also reviews the scope and results of the annual audit by the independent auditors, any recommendations of the independent auditors resulting therefrom and management's response thereto, the accounting principles being applied by the Company in financial reporting, the activities of the Company's internal auditors, the adequacy of internal accounting controls and such other related matters as it deems appropriate. The Audit Committee met four times during 1993.

     The Compensation & Stock Option Committee, currently consisting of Messrs. Goldhammer (Chairman), Finn and Stamper, recommends salaries for officers of the Company and administers the Company's incentive compensation plans. The Compensation & Stock Option Committee has also been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation & Stock Option Committee met three times during 1993.

     The Executive Committee, currently consisting of Messrs. Hurlbut (Chairman), Finn, Goldhammer and Stamper, reviews situations that might, at some future time, become items for consideration of the entire Board of Directors, and acts on behalf of the entire Board of Directors between its meetings. The Executive Committee met twice during fiscal 1993.

     The Nominating Committee, currently consisting of Messrs. Stamper (Chairman), Colodny and Finn, recommends individuals to be presented to the shareholders of the Company for election or reelection to the Board of Directors. Written proposals from shareholders for nominees for directors to be elected at the 1995 annual meeting which are submitted to the Secretary of the Company by October 13, 1994, and which contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications will be considered by the Nominating Committee. The Nominating Committee met once during fiscal 1993.

Each director, during fiscal 1993, attended at least 75% of the total number of meetings of the Board of Directors and Board committees of which he was a member.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid or accrued during fiscal years 1993, 1992 and 1991 for services in all capacities to the Company by the persons who, at October 31, 1993, were the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively the "Named Executive Officers"):

                                                                          LONG-TERM COMPENSATION
                                                                         -------------------------
                                                                           AWARDS
                                                                         -----------
                                                                          NUMBER OF
                                                                         SECURITIES
                                                 ANNUAL COMPENSATION     UNDERLYING      PAYOUTS       ALL OTHER
                                                ---------------------      OPTIONS      ----------    COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR    SALARY($)    BONUS($)    GRANTED(#)     LTIP($)(1)       ($)(2)
- --------------------------------------  -----   ---------    --------    -----------    ----------    ------------
Wendell P. Hurlbut....................  1993     350,000          --            --             --         2,249
  Chairman of the Board, President      1992     330,000     142,996        75,000        127,359         2,182
  and Chief Executive Officer(3)        1991     325,000     253,381            --        336,345         2,119
Robert W. Stevenson...................  1993     250,000          --            --             --         2,249
  Executive Vice President and          1992     250,000      90,275        30,000         55,179         2,182
  Chief Financial Officer,              1991     247,500     159,962            --        118,710         2,119
  Secretary and Treasurer
Robert W. Cremin......................  1993     233,333          --            --             --         2,249
  Senior Vice President and             1992     222,500      73,123        50,000         46,318         2,182
  Group Executive                       1991     206,666     107,495            --        108,818         2,119
Lee Zuker.............................  1993     201,667          --            --             --         2,249
  Group Vice President                  1992     193,333      56,332        25,000         41,203         2,182
                                        1991     183,333      94,698            --        108,818         2,119
Stephen R. Larson.....................  1993     185,833          --            --             --         2,249
  Group Vice President(4)               1992     166,667      49,110        45,000         47,491         2,182
                                        1991     140,416      64,829        20,000         31,900         2,119

- ---------------

(1) Long-term incentive plan.

(2) Amounts contributed to or accrued by the Company for the Named Executive Officer under the Company voluntary savings 401(k) plan.

(3) Chairman of the Board, President and Chief Executive Officer since January 1993. Prior to that date, President and Chief Executive Officer of the Company.

(4) Group Vice President since April 1991. Prior to that date, President of Korry Electronics Co., an Esterline company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                   OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                           SHARES                              FISCAL YEAR END (#)            FISCAL YEAR END ($)(1)
                         ACQUIRED ON         VALUE        -----------------------------    -----------------------------
         NAME           EXERCISE (#)     REALIZED ($)     EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
- ----------------------  -------------    -------------    ------------   --------------    ------------   --------------
Wendell P. Hurlbut....      --               --              156,250         68,750              0               0
Robert W. Stevenson...      --               --              101,250         28,750              0               0
Robert W. Cremin......      --               --               58,750         41,250              0               0
Lee Zuker.............      --               --               52,500         22,500              0               0
Stephen R. Larson.....      --               --               28,750         46,250              0               0

- ---------------

(1) Based on the closing price of the Common Stock on October 29, 1993 as reported by the New York Stock Exchange ($7.50); no options were in-the-money at year end.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                 PERFORMANCE OR        ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                              NUMBER OF           OTHER PERIOD                     PRICE-BASED PLANS
                            SHARES, UNITS       UNTIL MATURATION      -------------------------------------------
          NAME             OR OTHER RIGHTS          OR PAYOUT         THRESHOLD ($)    TARGET ($)    MAXIMUM ($)
- -------------------------  ----------------     -----------------     --------------   -----------   ------------
Wendell P. Hurlbut.......     --                  1993-1996               53,125         212,500        425,000
Robert W. Stevenson......     --                  1993-1996               21,875          87,500        175,000
Robert W. Cremin.........     --                  1993-1996               18,750          75,000        150,000
Lee Zuker................     --                  1993-1996               17,188          68,750        137,500
Stephen R. Larson........     --                  1993-1996               17,188          68,750        137,500

The above awards were made pursuant to the Company's long-term incentive compensation plan. Under this plan, payments are made either in cash or Common Stock, based on the Company's performance over a period of four years relative to the performance of a selected peer group of companies. No awards will be paid unless performance meets certain minimum standards. Partial payments are made based on performance through years two and three, with final awards paid after the fourth year of each cycle. (See Compensation Committee Report, below.)

RETIREMENT BENEFITS

The Named Executive Officers are covered by a defined benefit retirement plan which requires an employee contribution of 1% of annual compensation. Under the plan, benefits accrue until retirement, limited to 30 years of service, with normal retirement at age 65. Retirees are entitled to receive an annuity computed under a five-year average compensation formula, which includes salary, amounts earned under incentive compensation plans (annual and long-term) or realized upon exercise of stock options, and is integrated with Social Security. The retirees may select either a life annuity or one of several forms of payment with an equivalent actuarial value.

The approximate annual annuity payable upon retirement to employees in higher salary classifications is shown in the following table. The amounts shown are for retirement at age 65, and integration with Social Security is based on the career average Social Security wage base in effect in 1993. To the extent the wage base is increased after 1993, the benefits payable under the retirement plan would be lower than the amounts shown. To the extent benefits cannot be provided under the retirement plan due to the limitations of Section 415 of the Internal Revenue Code of 1986, as amended (currently maximum annual benefit of $115,641 and maximum covered compensation of $235,840), such benefits will be provided to the Named Executive Officers by a non-qualified supplemental benefit plan as discussed below.

                                                     YEARS OF SERVICE AT RETIREMENT
               AVERAGE                 -----------------------------------------------------------
            COMPENSATION                 10           15           20           25           30
- -------------------------------------  -------     --------     --------     --------     --------
 $100,000............................  $13,800     $ 20,700     $ 27,600     $ 34,500     $ 41,500
  200,000............................   29,800       44,700       59,600       74,500       89,500
  300,000............................   45,800       68,700       91,600      114,500      137,500
  400,000............................   61,800       92,700      123,600      154,500      185,500
  500,000............................   77,800      116,700      155,600      194,500      233,500

The Named Executive Officers currently have the following completed years of service for purposes of the retirement plan: Mr. Hurlbut, 19; Mr. Stevenson, 20; Mr. Cremin, 16; Mr. Larson, 14; and Mr. Zuker, 10.6.

The Named Executive Officers are also covered by a Supplemental Executive Retirement Plan (the "SERP"), which is a non-qualified retirement plan established to provide supplemental retirement benefits in excess of statutory limits, up to full benefits as would otherwise be provided under the existing retirement plan. SERP benefits are to be computed based on the five-year average compensation formula, excluding amounts earned under the long-term incentive compensation plan or realized upon exercise of stock options. Additionally, the SERP will provide retirement plan service maximums to Mr. Hurlbut at age 65. At the Board of Directors' discretion, the SERP could provide such service maximums should Mr. Hurlbut retire early.

TERMINATION AGREEMENTS

The Company has entered into termination protection agreements with the Named Executive Officers which are designed to induce them to remain in the employ of the Company or any successor company in the event of certain changes in ownership or control by assuring compensation benefits if an officer is terminated "Without Cause" or resigns for "Good Reason," as defined in the agreements. In the event of such termination within two years after a change in ownership or control, the agreements provide for lump sum payments equal to twice the average compensation received during the prior two years, payment of certain legal fees and expenses associated with the termination, and insurance benefits for the remainder of the initial two-year period or until other full-time employment is accepted.

                         COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PRINCIPLES

The Compensation & Stock Option Committee (the "Committee") is responsible for administering the compensation program for the executive officers of the Company. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs.

The Company's executive compensation practices are based on principles designed to align executive compensation with Company objectives, business strategy, management initiatives and financial performance. In applying these principles the Committee has established a program to:

     - Support a performance-oriented environment that rewards performance not only with respect to the Company's annual results but also Company performance as compared to that of longer-term industry performance levels.
     - Reward executives for long-term strategic management and the enhancement of shareholder values.
     - Attract and retain key executives critical to the success of the Company.

EXECUTIVE COMPENSATION PROGRAM

Each executive's total compensation consists of both cash and equity-based compensation. The annual portion consists of a base salary and participation in an annual incentive plan. The Committee determines the initial salary for key executive officers based upon surveys of salaries for comparable responsibilities taking into account competitive norms. Subsequent salary changes are based upon individual performance or changes in responsibilities.

At the beginning of each year the Committee establishes the level (stated as a percentage of base salary) of each executive's participation in the annual incentive plan and the plan's performance measurement goals for the upcoming year. Actual awards under the annual incentive plan depend on the Company's actual performance against the plan's goals for the upcoming year (in 1993, earnings per share). Payout to each executive can range from 0% to 150% of their targets. In 1993 no payments under the annual incentive plan were made. No individual can receive more than 90% of salary from the annual incentive plan.

In addition, long-term incentives are provided through both the long-term incentive compensation plan and stock option awards. Under the long-term incentive compensation plan the Committee establishes a new four-year cycle each year and reviews and approves the target participation level of executive officers for each new cycle. The plan ties actual payouts to performance of the Company (measured by ROE and growth in EPS) relative to the performance of a self-selected peer group of companies which, in the aggregate, are intended to reflect the diversified manufacturing activities of the Company and the markets in which its products are sold. The plan requires minimum performance levels and sets maximum payouts. Based on cumulative performance for each four-year cycle partial awards are paid after the second and third years of each cycle, with final awards paid after the fourth year of each cycle. Awards are paid in cash or in shares of the Company's common stock. In 1993 no payments under the long-term incentive compensation plan were made.

The portion of the long-term incentives provided from stock options contemplates that the annual future gain potential of an executive's previously granted stock options should be approximately equal to the targeted annual payment from the long-term incentive compensation plan. The Committee periodically reviews each executive's situation in this light and grants additional options if deemed needed. In FY 1993 options were granted to newly hired officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Compensation Committee has followed a policy of offering the CEO a compensation package for target Company performance which, in addition to base salary, would pay cash incentives of 125% of salary. Additionally, approximately 75% of salary is targeted to be earned through annual gains from stock options. In setting targeted amounts, the Committee considers amounts paid to CEOs with comparable qualifications, experience and responsibilities at other comparably-sized companies engaged in similar businesses as the Company. In 1993 the CEO's salary was increased 6.1% to reflect the assumption of additional duties as chairman, no annual bonus was earned and the minimum threshold for payment under the long-term incentive compensation plan was not achieved.

The Compensation Committee believes that total compensation of the CEO should be closely linked to corporate performance and the CEO's compensation has been structured so that the payouts from the annual incentive plan and the long-term incentive compensation plan vary closely with the Company's operating income. In prior years, the Committee established additional goals aimed at reducing the Company's exposure to leverage associated with high levels of debt. The Committee is satisfied that the CEO and the management team have been successful in reducing the Company's debt levels.

Annually the Committee separately reviews the CEO's salary and participation levels in both the annual incentive plan and the long-term incentive compensation plan.

Respectfully submitted,

ROBERT F. GOLDHAMMER, CHAIRMAN
E. JOHN FINN
MALCOLM T. STAMPER

                         STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders on the Company's Common Stock with the cumulative total return of the Standard & Poors 500 Stock Index and the Standard & Poors High Technology Composite Index.



        [In accordance with the provisions of Section 232.304 of Regulation S-T, a paper copy of the stock price performance graph which appears here has been furnished to the Securities and Exchange Commission under cover of Form SE dated
        February 8, 1994.]



The cumulative total return on the Company's Common Stock and each index assumes the value of each investment was $100 on October 31, 1988, and that all dividends were reinvested. The measurement dates plotted above indicate the last trading date of each fiscal year shown.

                       SELECTION OF INDEPENDENT AUDITORS

The selection by the Board of Directors, on the recommendation of the Audit Committee, of Deloitte & Touche, Seattle, Washington, as independent auditors to audit the financial statements of the Company for the fiscal year ending October 31, 1994, is to be submitted to the meeting for ratification. Said firm has audited the financial statements of the Company since 1987.

Representatives of Deloitte & Touche are expected to be present at the 1994 annual meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

The Company is not obligated by law or its Certificate of Incorporation or Bylaws to seek ratification of the directors' selection of auditors but does so as a matter of corporate policy. If the selection of auditors is not ratified by shareholders, the Board may continue to use Deloitte & Touche as auditors or select new auditors if in the opinion of the Board such a change would be in the best interest of the Company and its shareholders; any such change would not be expected to be submitted to shareholders for ratification prior to the 1995 annual meeting.

The affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche as independent auditors.

                                 OTHER MATTERS

As of the date of this proxy statement the only matters which management intends to present at the meeting are those set forth in the notice of meeting and in this proxy statement. Management knows of no other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting as proxies.

                             SHAREHOLDER PROPOSALS

Shareholder proposals for inclusion in the proxy statement for the 1995 annual meeting must be received at the Company's principal executive office not later than October 13, 1994.

                              COST OF SOLICITATION

The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone, telegram, messenger or personal interview without additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse such persons for their expenses in so doing.

By order of the Board of Directors

[FACSIMILE SIGNATURE]

ROBERT W. STEVENSON
Executive Vice President and Secretary

February 3, 1994

ESTERLINE TECHNOLOGIES CORPORATION

This Proxy is Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Wendell P. Hurlbut and Robert W. Stevenson and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Esterline Technologies Corporation that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on March 30, 1994, or at any adjournment thereof. The undersigned directs that this proxy be voted as follows:

(Continued and to be signed on other side)

COMMON

Please mark your votes             X
as in this example.             -------

(1) Election of the following Nominees as Directors:
    Gilbert W. Anderson, Wendell P. Hurlbut, Paul G. Schloemer, Malcolm
    T. Stamper.

FOR _____     WITHHELD _____   EXCEPT _____

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:

__________________________________________


(2) Ratification of Deloitte & Touche as the Company's independent auditors.

FOR ______       WITHHELD ______   ABSTAIN _____


(3) In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.


This proxy, when properly executed, will be voted in the manner directed on this proxy card. Management recommends a vote FOR all nominees designated on this proxy card and FOR each of the proposals referred to hereon; if no specification is made, a vote FOR all of said nominees and FOR approval of all of said proposals will be entered.

The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.


Dated: ___________________, 1994


_________________________________________
         Signature

_________________________________________
         Signature if held jointly


Please sign exactly as name appears on this proxy. If stock is held jointly, each owner should sign. Persons signing in a representative capacity should give their title.

PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD.